Exhibit 5

                          PEPPER, HAMILTON & SCHEETZ
                             3000 Two Logan Square
                          Eighteenth and Arch Streets
                     Philadelphia, Pennsylvania 19103-2799
                                (215) 981-4000


                              June 30, 1995



Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Registration Statement on Form S-8

Dear Sir or Madam:

          Reference is made to a Registration Statement on Form S-8 (the "Registration Statement") of Intelligent Electronics, Inc. (the "Company") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of (i) up to an aggregate of 5,000,000 shares of common stock, par value $.01 per share ("Shares"), of the Company pursuant to the Company's 1995 Long-Term Incentive Plan and (ii) up to 500,000 Shares pursuant to the Company's 1995 Employee Stock Purchase Plan (the two plans referenced in the foregoing clauses (i) and (ii) are hereafter collectively referred to as the "Plans").

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law of 1988 and federal securities laws as in effect on the date hereof.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

          On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under
Section 7 of the Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                   Sincerely,

                                   PEPPER, HAMILTON & SCHEETZ



                                   By:  /s/ Barry M. Abelson
                                      --------------------------------
                                        A Partner